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                                                                    Exhibit 10.1

                           CHANGE IN CONTROL AGREEMENT


         This Agreement ("Agreement") dated as of _____________ ______, ________
is entered into by and between DEAN FOODS COMPANY, a Delaware corporation, or its successors or assigns (the "Company"), and ________________________ (Executive").

                                    RECITALS:

         A. Executive is a key officer of the Company, and the Company desires to be assured that Executive will continue his or her active participation in the management and business of the Company.

         B. The Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its stockholders, and the Company recognizes that the possibility of a Change in Control of the Company (as hereinafter defined) may cause uncertainty among management and result in the departure or distraction of management to the detriment of the Company and its stockholders.

         C. The Board of Directors of the Company (the "Board") has determined that appropriate action should be taken to reinforce and encourage the continued attention and dedication of members of the Company's senior management to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a Change in Control of the Company.

         D. Executive will be in a better position to consider the interests of the Company and its stockholders if he or she is afforded reasonable security in the event a Change in Control of the Company does occur.

         NOW, THEREFORE, to induce Executive to remain in the employ of the Company and in consideration of Executive's agreeing to remain in the employ of the Company subject to the terms and conditions set forth below, the Company agrees that the severance benefits set forth below will be provided to Executive in the event Executive's employment with the Company is terminated subsequent to a Change in Control of the Company under the circumstances described below.

         1. Executive's Employment. During the term of this Agreement, Executive agrees to continue to perform his or her regular duties as ________________ of the Company and/or the duties of such other positions to which Executive may be elected or assigned. Notwithstanding the foregoing, the Company may terminate Executive's employment at any time, and Executive may resign as an employee at any time or may retire at his or her "Normal Retirement Date" (as defined in the Company's Salaried Employees Pension Plan) upon thirty (30) days' prior written notice to the other party.
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         2. Change in Control. No benefits shall be payable hereunder unless there shall have been a Change in Control of the Company and Executive's employment by the Company and its subsidiaries shall thereafter have been terminated in accordance with Section 3 hereof. For purposes of this Agreement, a "Change in Control of the Company" shall mean and be deemed to have occurred if:

                  (a) the acquisition by an individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 33% or more of either (i) then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
         (iii) of Subsection (c) of this Section 2; provided further, that for purposes of clause (A) above, if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 33% or more of the Outstanding Company Common Stock or 33% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced as required by the Exchange Act, such additional beneficial ownership shall constitute a Change in Control;

                  (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;


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                  (c) approval by the stockholders of the Company of a
         reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 67% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                  (d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

         3. Termination Following a Change in Control. In the event that, during the term of this Agreement and within two (2) years after a Change in Control, the Executive's employment terminates in a Qualifying Termination, as defined in Subsection 3(a), the Executive shall be entitled to receive the payments and benefits described in Section 4 unless the termination is because Executive has died, has been "permanently disabled" (as defined for Social Security purposes) for six (6) months, or has reached his or her Normal Retirement Date.

                  (a) A Qualifying Termination occurs if:

                           (i) The Company and its subsidiaries terminates the
                  Executive's employment with the Company for any reason other than "good cause" as defined in Subsection 3(b) below.


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                           (ii) The Executive separates from employment with the
                  Company in response to a "Constructive Termination," which means a material reduction in base salary, bonus formula or benefits, or a requirement to relocate (except for office relocations that would not increase the Executive's one-way commute distance by more than 30 miles) or a material increase in Executive's travel requirements; or

                           (iii) During the sixty (60) days after the first
                  anniversary of the occurrence of a Change in Control, the Executive notifies the Company, in accordance with Section 10 hereof, of his or her intent to voluntarily separate from employment with the Company for any reason.

Termination of Executive's employment shall be made by written notice delivered as provided in Section 10 hereof. The notice of termination shall specify the characterization of the termination and the date of termination (which date shall not be more than sixty (60) or less than fourteen (14) days after the date the notice is delivered, except that if the termination is by the Company for "good cause" it may be effective immediately). The Date of Termination means the date so specified in the notice of termination, or if none is so specified, the date of delivery of the notice of termination.

                  (b) For purposes hereof, a discharge is for "good cause" only if the Executive has:

                           (i) misappropriated Company funds or property to his
                  or her or her personal use, or

                           (ii) willfully and without authorization disclosed
                  confidential information relating to the Company or its subsidiaries that results in or could reasonably result in material harm to the company or its subsidiaries, or

                           (iii) been convicted of a felony relating to the
                  performance of Executive's job duties; or

                           (iv) in carrying out his or her or her duties,
                  committed gross negligence or gross misconduct resulting, in either case, in material harm to the Company.

         4. Certain Benefits Upon Termination. The severance benefits which the Executive shall be entitled to receive upon a Qualifying Termination are:

                  (a) The Company shall pay Executive his or her base salary, plus accrued vacation pay, through the Date of Termination at the rate in effect at the time notice of termination is given.


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                  (b) If the Executive's annual incentive bonus under the
         Company's annual incentive bonus plan or long term incentive bonus under the Company's long term incentive plan for the preceding fiscal year has not been paid at the Date of Termination, the Company shall pay Executive the amount of such bonus amounts determined in good faith based upon the actual results of the Company and the highest level of individual employee performance in accordance with past practices.

                  (c) The Company shall pay Executive:

                           (i) his or her annual incentive bonus under the
                  Company's annual incentive bonus plan for the then current fiscal year at the planned target level, on a prorated basis, if applicable; plus

                           (ii) his or her long term incentive bonus or award
                  under any Company long term incentive plan for any multi-year bonus period(s) within which the Date of Termination falls, in accordance with the applicable terms and conditions set forth in any plan or agreement.

                  (d) The Company shall pay Executive an amount necessary to reimburse Executive for all reasonable attorneys' fees and expenses incurred by Executive in successfully contesting any characterization by the Company of a termination of employment as being for good cause or in prevailing in any proceeding or legal action to enforce any right or benefit provided by this Agreement.

                  (e) The Company shall pay Executive an amount equal to two (2) times the sum of:

                           (i) Executive's annual base salary at the highest
                  rate in effect during the twelve (12) months immediately preceding the Date of Termination; plus

                           (ii) Executive's annual incentive bonus for the year
                  of the Date of Termination under the Company's annual incentive bonus plan at the planned target level; plus

                           (iii) The amount paid to Executive for financial
                  planning and tax preparation services for the most recently concluded calendar year;

         provided, if the Date of Termination precedes Executive's Normal Retirement Date by less than seven hundred thirty (730) days, the amounts set forth above in this subsection (e) shall also be multiplied by a fraction, the numerator of which is the number of days between the Date of Termination and Executive's Normal Retirement Date and the denominator of which is 730.


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                  (f) The Company shall maintain in full force and effect, for
         Executive's continued benefit, all life insurance, dental, medical, health and accident and disability plans, programs or arrangements in which Executive was entitled to participate immediately prior to the Change in Control of the Company, to the same extent as if Executive continued to be an employee of the Company holding the same positions as held by him or her at the time of the Change in Control of the Company, during the two (2) year period following the Date of Termination (or if shorter, the period until Executive's death or reaching his or her Normal Retirement Date), and to the extent such continued participation is not possible or practicable, the Company shall arrange to provide Executive with substantially the same benefits at a similar cost to Executive, provided that: (i) such benefits shall not be greater than the benefits to which Executive would be entitled if he or she retired during such period on his or her Normal Retirement Date; and (ii) such benefits shall be reduced or offset to the extent they are replaced by substantially similar benefits provided by a new employer or to the extent Executive becomes eligible for substantially similar benefits provided by a new employer.

                  (g) Executive's pension benefits provided under the Company's Salaried Employees Pension Plan or any successor qualified plan (the "Pension Plan") and supplemental benefits provided under the Company's Supplemental Benefit Plan shall be paid as provided therein after being augmented by giving Executive credit under each plan for two (2) years of credited service beyond the Date of Termination (or if Executive's Normal Retirement Date is within two (2) years after the Date of Termination, Executive shall be given credit for the period from the Date of Termination until his or her Normal Retirement Date) and including the compensation paid to Executive pursuant to (a), (b), (c) and (e) above, provided that, to the extent such augmentation is not permitted by the terms of any such plan, the Company shall pay Executive an amount equal to the present value of such augmented benefit determined in the same manner as the present value of benefits is determined under the Pension Plan.

                  (h) The Company shall reimburse Executive's outplacement services not to exceed $25,000 per year, within thirty (30) days after Executive provides the Company with reasonably satisfactory evidence of such fees.

                  (i) All of Executive's unvested or unexercisable grants of incentive stock options, non-qualified stock options, restricted stock or other equity-based awards granted under the Company's 1989 Stock Awards Plan shall vest and become exercisable immediately upon the occurrence of a Change in Control of the Company.

                  (j) The Company shall pay Executive any other bonus award or payment under any documented compensation program or benefit plan not expressly mentioned herein which amount shall be based upon the planned target level and be prorated, if applicable.


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         5. Time for Payment of Severance Benefits.

                  (a) The payments provided for in Subsections 4(a), (b), (c),
         (e) and (j) hereof shall be made to Executive within fourteen (14) business days after the Date of Termination.

                  (b) Payments under Subsection 4(d) hereof shall be made promptly following demand after verification of the fees and expenses.

                  (c) Payments under Subsection 4(g) hereof shall be made in accordance with the terms of Executive's election(s) of benefits under the respective plans referred to therein; and to the extent the Company must make payment of the present value of substituted benefits, within ninety (90) days after the Date of Termination.

                  (d) Payments under Subsections 4(f) and (h) hereof shall be made in accordance with the terms hereof.

         All such payments will be subject to applicable payroll or other taxes required to be withheld by the Company.

         6. Characterization of Payments. Payments to Executive hereunder shall be considered severance pay in consideration of his or her past service and his or her continued service after the date of this Agreement and Executive shall not be required to mitigate the amount of any payment provided for herein by seeking other employment or otherwise, and, except as provided in Subsections 4(f) hereof, the amount of any payment provided for herein shall not be reduced by any compensation earned by Executive as the result of other employment after the Date of Termination. Notwithstanding anything to the contrary contained herein, the payments to Executive hereunder shall be reduced by any severance pay or other pay contingent upon or resulting from the Executive's termination or a Change in Control or failure to obtain a stated office or position which Executive receives pursuant to any other agreements or arrangements with the Company.

         7. Certain Additional Payments.

                  (a) If the Executive becomes entitled to one or more payments (with a "payment" including, but not limited to, the vesting of any stock options or other non-cash benefit or property), whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company or any affiliated company (the "Total Payments"), which are or become subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Company shall pay to the Executive at the time specified below an additional amount (the "Gross-Up Payment") (which shall include, but not be limited to, reimbursement for any penalties and interest that may accrue in respect of such


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         Excise Tax) such that the Excise Tax (including any penalties or interest thereon) on the Total Payments and any federal, state and local income or employment tax and Excise Tax on the Gross-Up Payment provided for by this Section 7, but before reduction for any federal, state, or local income or employment tax on the Total Payments, shall be equal to the sum of (a) the Total Payments, and (b) an amount equal to the product of any deductions disallowed to the Executive for federal, state or local income tax purposes because of the inclusion of the Gross-Up Payment in the Executive's adjusted gross income multiplied by the highest applicable marginal rate of federal, state or local income taxation, respectively, for the calendar year in which the Gross-Up Payment is to be made.

                  (b) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax:

                           (i) the Total Payments shall be treated as "parachute
                  payments" within the meaning of Code Section 280G(b)(2), and all "excess parachute payments" within the meaning of Code
                  Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the written opinion of independent compensation consultants or auditors of nationally recognized standing ("Independent Advisors") selected by the Company and reasonably acceptable to the Executive, the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Code Section 280G(b)(4) in excess of the base amount within the meaning of Code Section 280G(b)(3) or are otherwise not subject to the Excise Tax;

                           (ii) the amount of the Total Payments which shall be
                  treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Total Payments or (B) the total amount of excess parachute payments within the meaning of Code Section 280G(b)(1) (after applying clause (i) above); and

                           (iii) the value of any non-cash benefits or any
                  deferred payment or benefit shall be determined by the Independent Advisors in accordance with the principles of Code Sections 280G(d)(3) and (4).

                  (c) For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed (A) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made; (B) to pay any applicable state or local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year (determined without regard to limitations on deductions based upon the


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         amount of the Executive's adjusted gross income); and (C) to have otherwise allowed deductions for federal, state and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-Up Payment in the Executive's adjusted gross income. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-Up Payment is made, the Executive shall repay to the Company at the time the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to the Executive or otherwise realized as a benefit of the Executive) the portion of the Gross-Up Payment that would not have been paid if such Excise Tax had been applied in initially calculating the Gross-Up Payment, plus interest on the amount of such repayment at the rate provided in Code Section 1274(b)(2)(B). In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-Up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

                  (d) The Gross-Up Payment provided for above shall be paid on the 30th day (or such earlier date as the Excise Tax becomes due and payable to the taxing authorities) after it has been determined that the Total Payments (or any portion thereof) are subject to the Excise Tax; provided, however, that if the amount of such Gross-Up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined by the Independent Advisors, of the minimum amount of such payments and shall pay the remainder of such payments (together with the interest at a rate provided in Code Section 1274(b)(2)(B)), as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Code Section 1274(b)(2)(B)). If more than one Gross-Up Payment is made, the amount of each Gross-Up Payment shall be computed so as not to duplicate any prior Gross-Up Payment. The Company shall have the right to control all proceedings with the Internal Revenue Service that may arise in connection with the determination and assessment of any Excise Tax and, at its sole option, the Company may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with any taxing authority in respect of such Excise Tax (including any interest or penalties thereon); provided, however, that the Company's control over any such proceedings shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest any other issue raised by the Internal Revenue Service or any other taxing authority. The Executive shall cooperate with the Company in any proceeding relating to the determination and


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         assessment of any Excise Tax and shall not take any position or action that would materially increase the amount of any Gross-Up Payment hereunder.

                  (e) Should the Company's Board adopt a policy regarding payments in the nature of Gross-Up Payments applicable to its senior executives generally, Executive shall consider in good faith any Company request to replace the provisions contained in this Section 7 with the provisions contained in such policy.

         8. Term of Agreement. This Agreement shall continue in effect indefinitely until cancelled as herein provided. If the Company has not given Executive written notice of cancellation as provided below prior to a Change in Control of the Company, the Company may not cancel this Agreement with respect to such Change in Control of the Company. Until a Change in Control of the Company has occurred, the Board at any time by written notice to Executive may notify him or her that the Company's obligations under this Agreement shall be cancelled with respect to any Change in Control of the Company that occurs after the cancellation date specified in such notice, provided such cancellation date must be at least two (2) years after the date such notice is given.

         9. Successors; Binding Agreement.

                  (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled to hereunder if Executive terminated his or her employment with the Company within sixty (60) days after the first anniversary of the Change in Control of the Company for a reason entitling him to the benefits provided in Section 4 hereof and the Date of Termination was the date such succession was effected.

                  (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, beneficiaries and assigns. If Executive dies while any amount would still be payable to Executive hereunder if Executive had continued to live, such amount shall be paid in accordance with the terms of this Agreement to Executive's designated beneficiary or, if there be no such designated beneficiary, to Executive's estate unless otherwise provided herein or in an effective election or designation of beneficiary under another written agreement or plan of the Company.


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         10. Notice. Notices and all other communications provided for in this
Agreement shall be in writing and shall be deemed to have been duly given when delivered in person to Executive or to the Chief Executive Officer of the Company on behalf of the Company, as the case may be, or on the second business day after mailed by certified or registered mail, return receipt requested, postage prepaid, addressed, or on the next business day after sent by an overnight mail or courier service.

                  If to the Company:

                  Chief Executive Officer
                  Dean Foods Company
                  3600 North River Road
                  Franklin Park, Illinois  60131

                  or if to Executive:


                  _________________________
                  _________________________
                  _________________________

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         11.      Miscellaneous.

                  (a) No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and on behalf of the Company by the Chief Executive Officer, or such other officer as may be specifically designated by the Board. No waiver by either party at any time of any breach by the other party of, or noncompliance by the other party with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other breach or noncompliance or of any similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

                  (b) Except as expressly provided herein, this Agreement shall not supersede or in any way limit the rights, duties or obligations Executive may have under any other written agreement with the Company.

                  (c) The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware.


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         12. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         14. Dispute Resolution.

                  (a) Executive and Company shall attempt in good faith to resolve and terminate any controversy, claim or dispute arising out of or relating to this Agreement promptly by negotiations. Such negotiations shall take place between representatives of Executive and Company who have the authority to settle and resolve the dispute. Such negotiations shall begin upon written notice from one party to the other describing any dispute or claim which has not been resolved in the ordinary course of business and suggesting a location for a meeting in the Chicago, Illinois area between the parties to conduct such negotiation within ten (10) days after delivery of such notice. Representatives of Executive and Company shall meet at a mutually acceptable time and place within ten (10) days after delivery of such and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. Any such meeting may be attended by one or more representatives of each party. No such meeting shall be attended by an attorney representing either party unless such party shall have first given the other party at least three days' notice that it will be accompanied by an attorney at the next scheduled meeting and at such meeting the other party may also be accompanied by an attorney.

                  (b) If the dispute has not been resolved within thirty (30) days after the notice or if the party receiving such notice has failed to meet within fifteen (15) days, either party may initiate mediation by a request therefor in writing to the other party. Upon receipt of such notice, Executive and Company shall be obligated to engage in mediation in the Chicago, Illinois area, in accordance with the current Procedures published by the Center For Public Resources for Mediation of Business Disputes. If the parties fail to agree within fifteen (15) days after the date of such request for mediation on the selection of a mediator, then each party shall select a mediator who shall then in turn jointly appoint a third mediator and the parties shall continue efforts through mediation with such mediator to resolve the controversy and dispute between them until mediation is terminated by the occurrence of any of the following events:

                           (i) A written resolution in settlement of the dispute
                  is reached;or


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
                           (ii) The mediator informs the parties in writing that
                  further efforts would not be productive; or

                           (iii) The parties agree in writing that further
                  efforts would not be productive.

                  (c) If the dispute has not been resolved in accordance with the foregoing within sixty (60) days after the commencement of the negotiation procedure, either party may initiate litigation upon ten
         (10) days written notice to the other party; provided, however, that if any party has failed to voluntarily participate in the requirements of the foregoing Sections, the other party may initiate litigation before the expiration of the sixty (60) day period. Both parties consent and agree that the jurisdiction and venue of all litigation regarding this Agreement shall be the state or federal courts located in Chicago, Illinois.

                  (d) All negotiations and mediations pursuant to this Section of the Agreement are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and any similar state rules of evidence.

                  (e) All applicable statutes of limitation and defenses based upon the passage of time shall be tolled during the procedures specified in this Section. All deadlines specified by this Section may be extended by mutual agreement of the parties.

                  (f) The procedures specified by this Section shall be the sole and exclusive procedures for the resolution of disputes between Executive and Company arising out of or relating to this Agreement.

         15. Execution of this Agreement shall supersede and terminate any and all existing agreements by and between Executive and the Company with respect to the subject matter hereof, including but not limited to, any agreement or agreements the principal purpose of which is the payment of compensation and benefits resulting from a change in control of the Company.


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
         IN WITNESS WHEREOF, the parties have executed this Agreement at Franklin Park, Illinois on the date first mentioned above.


                               THE COMPANY:
                               DEAN FOODS COMPANY

                               Howard M. Dean
                               Chairman and Chief Executive Officer



                               EXECUTIVE:



                               ___________________________________


                               Address
                               City State Zip

                               SOCIAL SECURITY #: ________________

                               DATED: ____________________________



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